EXHIBIT 99.1

          Recent Events - Questions and Answers, dated October 13, 2004



Prospect Energy Corporation (the "Company") desires to provide further information with respect to the recent acquisition of Gas Solutions, Ltd. ("Gas Solutions"). The Company has furnished this document to the SEC in compliance with Regulation FD.

Q: What was the final structure of the acquisition of Gas Solutions?

As previously announced, the Company provided financing of approximately $30,000,000 in connection with the acquisition of Gas Solutions. The Company structured this investment in the form of an investment through a holding company whereby the Company indirectly holds a mezzanine investment in Gas Solutions and 100% of the equity of the holding company. The Company decided upon this investment structure to seek to optimize its return on investment and to provide the greatest flexibility in the future to arrange for investment by the management team in Gas Solutions.

Q: Does the Company expect to maintain the finalized capital structure going forward?

In the future, the Company expects to consider opportunities for divesting a portion of its investment in Gas Solutions. Either as a result of an increase in the Company's capitalization or as a result of a sale of all or part of a sale of all or part of its investment in Gas Solutions, the Company expects that Gas Solutions will become a smaller percentage of its portfolio. While the Company currently has no plans to sell any portion of investment in Gas Solutions, it can offer no assurance that it will remain the holder of all of the capitalization of Gas Solutions in the future. The Company will continue to examine opportunities in this regard.

Q: Does the Company expect the acquisition of Gas Solutions to serve as a model for future investments?

The Company elected to finance the acquisition of all of the debt and equity securities of Gas Solutions because it perceived this to be an excellent opportunity to invest in the energy industry. The Company believes that this investment was consistent with the investment strategy set forth in the prospectus issued by the Company in connection with its initial public offering of common stock. In the future, the Company intends to continue to make investments in senior and mezzanine debt securities of companies in the energy related industry, and may acquire equity interests in such target companies on an opportunistic basis. The Company does not expect to revise this investment strategy going forward.



About Prospect Energy Corporation

Prospect Energy Corporation is a financial services company that lends to and invests in energy related businesses. Prospect Energy's investment objective is to generate both current income and long-term capital through debt and equity investments.


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Contact:
Prospect Energy Corporation
(212) 448 - 0702
www.prospectenergy.com



Forward-Looking Statement

This written communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as "anticipates," "believes," "expects," "intends", "will", "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.